UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2015

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of the Riverview Bancorp, Inc. (the “Company”) was held on July 22, 2015 (“Annual Meeting”).

(b)
There were a total of 22,507,890 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 16,506,814 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposal was submitted by the Board of Directors to a vote of stockholders:

Proposal 1.  Election of Directors.  The following individuals were elected as directors:

	FOR		WITHHELD		BROKER NON- VOTES
	No. of votes	Percentage of shares present	No. of Votes	Percentage of shares present	No. of votes
Jerry C. Olson	13,130,484	79.55	3,376,330	20.45	--
Gary R. Douglass	13,589,745	82.33	2,917,069	17.67	--
Bradley J. Carlson	12,945,304	78.42	3,561,510	21.58	--

Based on the votes set forth above, Messrs. Olson and Douglass were duly elected to serve as directors of the Company for a three-year term expiring at the annual meeting of stockholders in 2018 and until their respective successors have been duly elected and qualified. Based on the votes set forth above, Mr. Carlson was duly elected to serve as a director of the Company for a two-year term expiring at the annual meeting of stockholders in 2017 and until their respective successors have been duly elected and qualified.

The terms of Directors Patrick Sheaffer, Ronald A. Wysaske, Michael D. Allen, Gerald L. Nies, Bess R. Wills continued.

(c)             None.

Proposal 2. An advisory (non-binding) vote to approve our executive compensation.  This proposal received the following votes:

For	Percentage of shares present	Against	Percentage of shares present	Abstain	Percentage of shares present	Broker Non- Vote
15,249,874	92.39	1,165,679	7.06	91,261	0.55	--

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved by stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: July 22, 2015	/s/ Kevin J. Lycklama
Kevin J. Lycklama Chief Financial Officer (Principal Financial Officer)